Exhibit 99.1

Heritage Global Announces Appointment of David Ludwig to Board of Directors

SAN DIEGO, California (March 9, 2021) — Heritage Global Inc. (NASDAQ: HGBL) (“Heritage Global,” “HGI” or “the Company”), an asset services company specializing in financial and industrial asset transactions, today announced that David Ludwig, President of the Company’s Financial Asset Division, has been elected to its Board of Directors.  Mr. Ludwig’s appointment fills the vacancy created with the recent resignation of Allan C. Silber from the Board of Directors.

Dave Ludwig is the President of Heritage Global’s Financial Asset division which comprises the Company’s National Loan Exchange (NLEX) and Heritage Global Capital subsidiaries. He joined Heritage Global in 2014, with the Company’s acquisition of NLEX™, which he developed from its start as a post-Resolution Trust Corporation (RTC) sales outlet to the nation’s leading broker of charged-off credit card and consumer debt accounts. With more than 25 years of experience in the financial industry, he is considered a leading pioneer in the debt sales industry, and has been a featured speaker at many industry conferences. He has also been quoted in numerous publications including the New York Times, LA Times, Collections and Credit Risk, Collector Magazine, and serves as consultant and expert witness within the industry.  Since introducing NLEX™ to financial institutions in the early 1990’s, Dave has supervised the sale of over 5,000 portfolios with face value of $150 billion. He holds a Bachelor of Science Degree in Economics from the University of Illinois.

Heritage Global’s Chief Executive Officer Ross Dove commented, “A quarter century ago, with the savings and loan crisis coming to an end, I asked Dave how we could keep selling loans – and NLEX was born.  During the ensuing 25 years, Dave lead NLEX to prominence in the industry and now leads our Company’s financial assets business.  Over the many years we’ve worked together, Dave has proven himself to be a knowledgeable and trusted advisor, and I join with the other Directors in welcoming him to our Board, where I’m confident his leadership experience and industry expertise will provide invaluable contributions as we move forward with our growth strategy.”

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (NASDAQ: HGBL) is an asset services company specializing in financial and industrial asset transactions. The company provides a full suite of services including market making, acquisitions, dispositions, valuations and secured lending. Heritage Global focuses on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. The company acts as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Company Contact:

Scott West

Chief Financial Officer

Heritage Global Inc.

858/847-0656

Investor Relations Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203/972.9200

InvestorRelations@hginc.com